UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009

MYSTARU.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-62236	35-2089848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Dabeilu, Shiqiao, Panyu,
Guangzhou,
Guangdong, China 511400
(Address of principal executive offices) (Zip Code)

(86 - 0579) 82239700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2009, MyStarU.com, Inc. (“MYST” or the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with Wukuang IE Limited.  Under the SPA, Wukuang IE Limited agreed to purchase from the Company 10,000,000 shares of the Company’s common stock and warrants to purchase 22,000,000 shares of the Company’s common stock with an exercise price of $.12 per share and expiring on September 24, 2014, for a total consideration of $800,000.

On September 25, 2009, MYST entered into a Joint Marketing Agreement (the “JMA”) with Virtrius, Limited (“Virtrius”), a Hong Kong company which is wholly-owned by MYST’s Chief Financial Officer.  Under the JMA, Virtrius will act as an independent contractor performing investor relations services for the Company.   The initial term of the JMA is six months, automatically renewable for six month terms unless terminated by either party.  In exchange for performing these services, Virtrius will receive cash compensation of $6,000 for the months of September, October and November 2009 and another cash payment of $6,000 for December 2009, and January and February 2010. Additionally, Virtrius will receive a stock award of 2,000,000 shares of the Company’s common stock, which shall vest on a pro rata basis over the term of the Agreement.  Virtrius is also eligible to receive an additional success stock award of 1,000,000 shares of the Company’s common stock if the Company’s common stock is accepted for listing on NYSE AMEX or NASDAQ stock markets during the term of the JMA.

On September 25, 2009, MYST entered into an employment agreement with Alan R. Lun, the Company’s President.  Under the agreement, Mr. Lun will receive an annual salary of $10,000 as well as 2,000,000 shares of the Company’s common stock, to vest over a two-year period.  The agreement expires on October 2, 2011, after which it automatically renews for additional one-year periods.

On September 25, 2009, MYST entered into an employment agreement with He Yao, the Company’s Secretary.  Under the agreement, Ms. Yao will receive an annual salary of $10,000 as well as 1,000,000 shares of the Company’s common stock, to vest over a two-year period, and an annual guaranteed bonus of 100,000 shares of the Company’s common stock.  The agreement expires in two years.

Item 3.02  Unregistered Sales of Equity Securities.

See the information set forth above under Item 1.01 of this Current Report, which information is incorporated hereunder by this reference.  The issuances of common stock and warrants described above were consummated under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 28, 2009

MYSTARU.COM, INC.

By:	/s/ Zhiguang Cai
Name: Zhiguang Cai
Title: Chief Executive Officer